Exhibit (23)(b)

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the First Union Corporation 1998 Stock Incentive Plan for the registration of 10,000,000 shares of its common stock of our report dated January 20, 1998, with respect to the consolidated financial statements of CoreStates Financial Corp included in the 1997 Annual Report on Form 10-K of First Union Corporation, filed with the Securities and Exchange Commission.




                                                     ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 20, 1998




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